    FOR IMMEDIATE RELEASE                                                    EXHIBIT 99.1

Media Contact: Tammy Nystuen (763) 551-7496 tammy.nystuen@selectcomfort.com	Investor Relations Contact: Frank Milano (763) 551-6908 frank.milano@selectcomfort.com

SELECT COMFORT CORPORATION TO PRESENT AT THE THOMAS WEISEL PARTNERS CONSUMER CONFERENCE
Management Presentation Scheduled for 8:00 a.m. Eastern on September 25, 2006

MINNEAPOLIS - (September 21, 2006) - Select Comfort Corporation (NASDAQ: SCSS), the nation's leading bed retailer and creator of the Sleep Number® bed, today announced that it will be presenting at the Thomas Weisel Partners Consumer Conference at 8:00 a.m. Eastern on Monday, September 25, 2006. The investor conference is being hosted at the Mandarin Hotel in New York City.

Select Comfort will provide a live webcast link on the Investor Relations section of its website at www.selectcomfort.com . A replay of the company's presentation also will be available through the Investor Relations section of the company's website. Please check there for more information.

About Select Comfort
Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer(1), holding 30 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. Select Comfort's products are sold through more than 400 company-owned retail stores located nationwide; through selected furniture retailers and specialty bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

 (1) Top Bedding Specialists, Furniture Today, August 14, 2006.

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